UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

The following subsidiaries of WellCare Health Plans, Inc. (the “Company”) were required to file on or before June 2, 2008 annual audited financial statements for the year ended December 31, 2007 (the “Annual Audited Statements”) with state regulatory authorities in each subsidiary’s applicable jurisdiction:

·	WellCare of Connecticut, Inc.
·	WellCare of Louisiana, Inc.
·	WellCare of Georgia, Inc.
·	WellCare of Ohio, Inc.
·	WellCare Health Insurance of Illinois, Inc.
·	WellCare Prescription Insurance, Inc.
·	WellCare Health Insurance of Arizona, Inc.
·	WellCare Health Insurance of New York, Inc.
·	WellCare of Texas, Inc.
·	WellCare Health Plans of New Jersey, Inc.
·	Harmony Health Plan of Illinois, Inc.

The above subsidiaries did not file such Annual Audited Statements prior to the applicable deadline and have submitted requests for extensions from the state regulatory authorities in each of the applicable jurisdictions.  The Company is continuing to communicate with the state regulatory authorities on this matter. To date, the applicable state regulatory authorities have denied the extension requests for WellCare Health Insurance of Illinois, Inc., WellCare Prescription Insurance, Inc. and Harmony Health Plan of Illinois, Inc. and have granted the requests for the other above-listed subsidiaries.  Failure to timely file the Annual Audited Statements can result in the imposition of sanctions and penalties, some of which could have a material adverse effect on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2008	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser Heath Schiesser President and Chief Executive Officer